Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Scott Blake	Darcy Reese
Director, Media Relations	Vice President, Investor Relations
614/716-1938	614/716-2614

FOR IMMEDIATE RELEASE

AEP Reports 2024 Earnings Results

•Year-end 2024 GAAP earnings of $5.60 per share; operating earnings of $5.62 per share representing a 7% increase over prior year
•2025 operating earnings (non-GAAP) guidance range reaffirmed at $5.75 to $5.95 per share with long-term EPS growth rate of 6% to 8% and FFO/Debt target of 14% to 15%
•Commercial load grew by 10.6% in 2024 driven by increased economic development in AEP’s service territory
•Company well-positioned to execute historic five-year, $54 billion capital plan to benefit customers and drive growth

COLUMBUS, Ohio, Feb 13, 2025 – American Electric Power (Nasdaq: AEP) today reported fourth-quarter 2024 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $664 million or $1.25 per share, compared with GAAP earnings of $336 million or $0.64 per share in fourth-quarter 2023. Operating earnings for fourth-quarter 2024 were $660 million or $1.24 per share, compared with operating earnings of $647 million or $1.23 per share in fourth-quarter 2023.
Year-end 2024 GAAP earnings were $2.97 billion or $5.60 per share, compared with GAAP earnings of $2.21 billion or $4.26 per share for year-end 2023. Year-end 2024 operating earnings were $2.98 billion or $5.62 per share, compared with operating earnings of $2.72 billion or $5.25 per share for year-end 2023. Operating earnings is a non-GAAP measure representing GAAP earnings excluding certain items. A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“AEP is delivering on our commitment to provide safe, reliable and affordable power for the customers we serve. In 2024, we experienced significant load growth in our commercial class, largely due to economic development in Indiana, Ohio and Texas. We anticipate 8-9% annual total retail load growth from 2025-2027 and ultimately expect to serve more than 20 gigawatts of new load by the end of the decade. Our $54 billion, five-year capital plan that we announced in the fall supports this opportunity as we build infrastructure that meets the needs of our customers, communities and the states that we serve.

Further, as we continue to review the full scope of our infrastructure needs, we are evaluating $10 billion of potential incremental investment across our service territory and regional transmission grids. In addition, we are investing in tailored solutions for new individual large loads to meet their requirements and timelines while mitigating rate impacts to existing customers,” said Bill Fehrman, AEP president and chief executive officer.
“Based on the needs of our states, we have filed for approval of 2.3 gigawatts of natural gas generation in PSO and SWEPCO and have active requests for proposals for new generation in Appalachian Power, Indiana Michigan Power and PSO. In addition, our team continues identifying innovative solutions to bring large loads online. Late last year, AEP announced an agreement with Bloom Energy to acquire up to 1 gigawatt of fuel cells to enable data center customers to continue to expand their operations while transmission infrastructure is built. This week, AEP Ohio filed with the Public Utilities Commission of Ohio for approval to install the first two projects, totaling 100 megawatts, using this fuel cell technology.
“Looking to the future, we have engaged in the early-site permit process for small modular reactors at locations in Indiana and Virginia and are leveraging public and private partnerships to advance this work. AEP is a leader in the energy industry, and our engagement in these partnerships is necessary to ensure appropriate risk sharing among the stakeholders while supporting technologies to serve the unprecedented load growth.
“Having reliable, resilient power is equally important to our customers. Approximately two-thirds of our $54 billion capital plan represents investment in our transmission and distribution systems to make our service more reliable. This includes the use of additional advanced metering and smart grid technologies, coupled with traditional reliability work like vegetation management, to strengthen our system’s ability to withstand weather events while reducing the cost of operations and maintenance,” Fehrman said.
AEP Executive Vice President and Chief Financial Officer Trevor Mihalik added, “The $2.82 billion minority equity interest transaction we announced in early January for our Ohio and Indiana Michigan Transmission Companies gives us financial flexibility to redeploy the proceeds and support economic growth in our states, while maintaining our commitment to a strong balance sheet. This was a creative and effective way to finance the growth we are seeing, equivalent to issuing common stock at $170 per share, a significant premium to our current share price. We recently submitted the necessary regulatory filing and expect to close on the transaction in the second half of the year.”
Fehrman concluded, “We are laying a strong foundation for the future at AEP, and our team has made significant progress over the past year. We are entering 2025 with a more streamlined structure and a renewed focus on execution as we advance our capital plan, drive operational excellence, work every day on behalf of our customers and deliver on our commitments to all of our stakeholders.”

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31			Year-to-date ended December 31
	2024	2023	Variance	2024	2023	Variance
Revenue ($ in millions):	4,696.3	4,577.2	119.1	19,721.3	18,982.3	739.0
Earnings ($ in millions):
GAAP	664.1	336.2	327.9	2,967.1	2,208.1	759.0
Operating (non-GAAP)	660.1	646.9	13.2	2,977.9	2,724.5	253.4

EPS ($):
GAAP	1.25	0.64	0.61	5.60	4.26	1.34
Operating (non-GAAP)	1.24	1.23	0.01	5.62	5.25	0.37
EPS based on 533 million weighted shares 4Q 2024, 526 million weighted shares 4Q 2023, 530 million weighted shares YTD 2024 and 519 million weighted shares YTD 2023.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 24	4Q 23	Variance	YTD 24	YTD 23	Variance
Vertically Integrated Utilities (a)	255.2	38.8	216.4	1,453.2	1,090.4	362.8
Transmission & Distribution Utilities (b)	183.4	190.3	(6.9)	725.7	698.7	27.0
AEP Transmission Holdco (c)	166.1	122.1	44.0	790.2	702.9	87.3
Generation & Marketing (d)	63.1	33.0	30.1	289.2	(26.3)	315.5
All Other	(3.7)	(48.0)	44.3	(291.2)	(257.6)	(33.6)
Total GAAP Earnings (Loss)	664.1	336.2	327.9	2,967.1	2,208.1	759.0

Operating Earnings (non-GAAP)	4Q 24	4Q 23	Variance	YTD 24	YTD 23	Variance
Vertically Integrated Utilities (a)	275.5	237.8	37.7	1,393.0	1,283.4	109.6
Transmission & Distribution Utilities (b)	191.3	188.6	2.7	802.1	676.8	125.3
AEP Transmission Holdco (c)	166.3	159.3	7.0	798.6	740.2	58.4
Generation & Marketing (d)	30.2	103.5	(73.3)	255.8	307.6	(51.8)
All Other	(3.2)	(42.3)	39.1	(271.6)	(283.5)	11.9
Total Operating Earnings (non-GAAP)	660.1	646.9	13.2	2,977.9	2,724.5	253.4

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirms its 2025 operating earnings guidance range of $5.75 to $5.95 per share. Operating earnings could differ from GAAP earnings for matters such as mark-to-market adjustments, divestitures, impairments or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.

AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding specific items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

ABOUT AEP
Our team at American Electric Power (Nasdaq: AEP) is committed to improving our customers' lives with reliable, affordable power. We are investing $54 billion from 2025 through 2029 to enhance service for customers and support the growing energy needs of our communities. Our nearly 16,000 employees operate and maintain the nation's largest electric transmission system with 40,000 line miles, along with more than 225,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 29,000 megawatts of diverse generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunity to our service territory through economic development and community engagement. Our family of companies includes AEP Ohio, AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. AEP is headquartered in Columbus, Ohio. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global trade tensions including the conflicts in Ukraine and the Middle East, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; new legislation adopted in the states in which we operate that alters the regulatory framework or that prevents the timely recovery of costs and investments; volatility and disruptions in the financial markets precipitated by any cause, including fiscal and monetary policy, turmoil related to federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits, and anticipated securitizations, do not materialize or do not materialize at the level anticipated, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation, including potential changes to existing tax incentives, on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP’s ability to efficiently manage and recover operation, maintenance and development project costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of artificial intelligence by us, our customers and our third party vendors and focus on environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, wildfires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Fourth Quarter of 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		255.2	183.4	166.1	63.1	(3.7)	664.1	$1.25

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	0.9	—	—	(33.5)	—	(32.6)	(0.06)
Provision for Refund - Turk Plant	(d)	(9.9)	—	—	—	—	(9.9)	(0.02)
State Tax Law Changes	(e)	10.7	—	—	—	—	10.7	0.02
Severance and Pension Settlement Charges	(f)	18.6	7.9	0.2	0.6	0.5	27.8	0.05
Total Adjustments		20.3	7.9	0.2	(32.9)	0.5	(4.0)	$(0.01)

Operating Earnings (Loss) (non-GAAP)		275.5	191.3	166.3	30.2	(3.2)	660.1	$1.24

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the provision for revenue refund associated with the Turk Plant as a result of a PUCT approved settlement agreement in January 2025
(e)Represents the impact of the remeasurement of accumulated deferred income taxes as a result of enacted state tax legislation in Arkansas and Louisiana
(f)Represents employee severance charges and pension settlement expenses

Financial Results for the Fourth Quarter of 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		38.8	190.3	122.1	33.0	(48.0)	336.2	$0.64

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(17.6)	—	—	72.7	—	55.1	0.10
Sale of Unregulated Renewables	(d)	—	—	—	(17.5)	0.3	(17.2)	(0.03)
Impairment of Investment in New Mexico Renewable Development	(e)	—	—	—	15.0	—	15.0	0.03
Remeasurement of Excess ADIT Regulatory Liability	(f)	(46.0)	—	—	—	—	(46.0)	(0.09)
FERC NOLC Disallowance	(g)	(3.0)	(9.0)	36.1	—	(0.4)	23.7	0.04
ENEC Fuel Disallowance	(h)	175.2	—	—	—	5.8	181.0	0.35
Turk Impairment	(i)	79.7	—	—	—	—	79.7	0.15
Severance Charges	(j)	10.7	7.3	1.1	0.3	—	19.4	0.04
Total Adjustments		199.0	(1.7)	37.2	70.5	5.7	310.7	$0.59

Operating Earnings (Loss) (non-GAAP)		237.8	188.6	159.3	103.5	(42.3)	646.9	$1.23

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the loss on the sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(e)Represents the impairment of AEP's investment in the New Mexico Renewable Development joint venture
(f)Represents the impact of the remeasurement of accumulated deferred income taxes - net operating loss carryforward in Virginia and West Virginia
(g)Represents the impact of the FERC decision denying stand-alone treatment of NOLCs for transmission formula rates
(h)Represents the impact of the disallowance of the recovery of certain deferred fuel costs in West Virginia
(i)Represents the impact of the probable disallowance of certain capitalized costs associated with the Turk Plant
(j)Represents the impact of AEP's workforce reduction

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Three Months Ended December 31
ENERGY & DELIVERY SUMMARY	2024	2023	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	6,834	6,884	(0.7)%
Commercial	5,884	5,700	3.2%
Industrial	8,450	8,462	(0.1)%
Miscellaneous	553	545	1.5%
Total Retail	21,721	21,591	0.6%

Wholesale Electric (in millions of KWh): (a)	3,636	2,781	30.7%

Total KWhs	25,357	24,372	4.0%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	5,703	5,481	4.1%
Commercial	9,276	7,708	20.3%
Industrial	7,005	6,771	3.5%
Miscellaneous	169	180	(6.1)%
Total Retail (b)	22,153	20,140	10.0%

Wholesale Electric (in millions of KWh): (a)	667	556	20.0%

Total KWhs	22,820	20,696	10.3%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,453.2	725.7	790.2	289.2	(291.2)	2,967.1	$5.60

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	18.8	—	—	(103.6)	—	(84.8)	(0.17)
Remeasurement of Excess ADIT Regulatory Liability	(d)	(44.6)	—	—	—	—	(44.6)	(0.08)
Impact of NOLC on Retail Rate Making	(e)	(259.6)	—	—	—	—	(259.6)	(0.49)
Disallowance - Dolet Hills Power Station	(f)	11.1	—	—	—	—	11.1	0.02
Provision for Refund - Turk Plant	(g)	116.5	—	—	—	—	116.5	0.22
Sale of AEP OnSite Partners	(h)	—	—	—	10.4	—	10.4	0.02
Federal EPA Coal Combustion Residuals Rule	(i)	10.6	41.3	—	58.8	—	110.7	0.21
SEC Matter Loss Contingency	(j)	—	—	—	—	19.0	19.0	0.04
State Tax Law Changes	(k)	10.7	—	—	—	—	10.7	0.02
Severance and Pension Settlement Charges	(l)	76.3	35.1	8.4	1.0	0.6	121.4	0.23
Total Adjustments		(60.2)	76.4	8.4	(33.4)	19.6	10.8	$0.02

Operating Earnings (Loss) (non-GAAP)		1,393.0	802.1	798.6	255.8	(271.6)	2,977.9	$5.62

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents the impact of the remeasurement of excess accumulated deferred income taxes in Arkansas and Michigan
(e)Represents the impact of receiving IRS PLRs related to NOLCs in retail rate making (I&M, PSO and SWEPCo). Amount includes a reduction in excess accumulated deferred income taxes and activity related to prior periods
(f)Represents the impact of a disallowance recorded at SWEPCo on the remaining net book value of the Dolet Hills Power Station as a result of an LPSC approved settlement agreement in April 2024
(g)Represents a provision for revenue refund associated with the Turk Plant as a result of a PUCT approved settlement agreement in January 2025
(h)Represents the loss on the sale of AEP OnSite Partners
(i)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule
(j)Represents an estimated loss contingency related to a previously disclosed SEC investigation which is non-deductible for tax purposes based on the IRC rules for fines and penalties
(k)Represents the impact of the remeasurement of accumulated deferred income taxes as a result of enacted state tax legislation in Arkansas and Louisiana
(l)Represents employee severance charges and pension settlement expenses

Financial Results for Year-to-Date 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ millions)

GAAP Earnings (Loss)		1,090.4	698.7	702.9	(26.3)	(257.6)	2,208.1	$4.26

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(19.3)	—	—	247.6	—	228.3	0.44
Termination of the Sale of Kentucky Operations	(d)	—	—	—	—	(33.7)	(33.7)	(0.06)
Sale of Unregulated Renewables	(e)	—	—	—	71.0	2.4	73.4	0.14
Change in Texas Legislation	(f)	(4.3)	(20.2)	0.1	—	—	(24.4)	(0.05)
Impairment of Investment in New Mexico Renewable Development	(g)	—	—	—	15.0	—	15.0	0.03
Remeasurement of Excess ADIT Regulatory Liability	(h)	(46.0)	—	—	—	—	(46.0)	(0.09)
FERC NOLC Disallowance	(i)	(3.0)	(9.0)	36.1	—	(0.4)	23.7	0.04
ENEC Fuel Disallowance	(j)	175.2	—	—	—	5.8	181.0	0.35
Turk Impairment	(k)	79.7	—	—	—	—	79.7	0.15
Severance Charges	(l)	10.7	7.3	1.1	0.3	—	19.4	0.04
Total Adjustments		193.0	(21.9)	37.3	333.9	(25.9)	516.4	$0.99

Operating Earnings (Loss) (non-GAAP)		1,283.4	676.8	740.2	307.6	(283.5)	2,724.5	$5.25

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(e)Represents the loss on the sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(f)Represents the impact of recent legislation in Texas regarding recovery of certain employee incentives
(g)Represents the impairment of AEP's investment in the New Mexico Renewable Development joint venture
(h)Represents the impact of the remeasurement of accumulated deferred income taxes - net operating loss carryforward in Virginia and West Virginia
(i)Represents the impact of the FERC decision denying stand-alone treatment of NOLCs for transmission formula rates
(j)Represents the impact of the disallowance of the recovery certain deferred fuel costs in West Virginia
(k)Represents the impact of the probable disallowance of certain capitalized costs associated with the Turk Plant
(l)Represents the impact of AEP's workforce reduction

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load

	Twelve Months Ended December 31
ENERGY & DELIVERY SUMMARY	2024	2023	Change

Vertically Integrated Utilities
Retail Electric (in millions of KWh):
Residential	31,025	30,290	2.4%
Commercial	24,647	23,481	5.0%
Industrial	34,013	34,148	(0.4)%
Miscellaneous	2,271	2,229	1.9%
Total Retail	91,956	90,148	2.0%

Wholesale Electric (in millions of KWh): (a)	14,523	13,401	8.4%

Total KWhs	106,479	103,549	2.8%

Transmission & Distribution Utilities
Retail Electric (in millions of KWh):
Residential	26,782	26,099	2.6%
Commercial	36,147	30,419	18.8%
Industrial	27,368	26,571	3.0%
Miscellaneous	742	745	(0.4)%
Total Retail (b)	91,039	83,834	8.6%

Wholesale Electric (in millions of KWh): (a)	2,014	1,922	4.8%

Total KWhs	93,053	85,756	8.5%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers